Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT

AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT, dated as of November 25, 2024 (this “Amendment”), by and among PAR PACIFIC HOLDINGS, INC., a Delaware corporation (“Holdings”), PAR PETROLEUM, LLC, a Delaware limited liability company (the “Par Borrower”), PAR PETROLEUM FINANCE CORP., a Delaware corporation (the “FinanceCo Borrower”), each of the Guarantors, the Incremental Lender (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (in such capacity, the “Agent”), to that certain Term Loan Credit Agreement, dated as of February 28, 2023, among Holdings, the Par Borrower, the FinanceCo Borrower, the Agent, each Lender from time to time party thereto and the other agents party thereto (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested and the lender identified on Schedule A hereto (the “Incremental Lender”) has agreed to provide incremental Loans in the aggregate amount of $100,000,000 (the “Incremental Loans”) in accordance with Section 2.17 of the Credit Agreement; and

WHEREAS, Wells Fargo Securities, LLC, MUFG Bank, Ltd., Citibank, N.A., BofA Securities, Inc., and Regions Bank (each acting through such of its affiliates or branches as it deems appropriate) have been appointed, and are acting, as joint lead arrangers and joint bookrunners for this Amendment (in such capacities, collectively, the “Amendment No. 2 Arrangers”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Amendments

Section 1.1    Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article III hereof, on the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a)    The following defined terms shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

“Amendment No. 2” means Amendment No. 2 to Term Loan Credit Agreement, dated as of November 25, 2024.

“Amendment No. 2 Arrangers” has the meaning assigned to such term in the recitals to Amendment No. 2.

“Amendment No. 2 Effective Date” means November 25, 2024, the date of effectiveness of Amendment No. 2.

“Amendment No. 2 Loan” means any Incremental Loan made on the Amendment No. 2 Effective Date.

(b)    The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by inserting after “Amendment No. 1,” the following: “Amendment No. 2,”.

(c)    Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.3   Repayment of Loans. The Borrowers shall repay the aggregate outstanding principal amount of the Initial Loans in consecutive quarterly installments in an amount equal to $1,375,000 on the last Business Day of each of March, June, September and December, commencing with June 30, 2023, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof. If not sooner paid, the Initial Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date. The Borrowers shall repay the aggregate outstanding principal amount of the Amendment No. 2 Loans in consecutive quarterly installments in an amount equal to $250,000 on the last Business Day of each of March, June, September and December, commencing with December 31, 2024, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof. If not sooner paid, the Amendment No. 2 Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date. In the event any Incremental Loans, Refinancing Loans or Extended Loans are made, such Incremental Loans, Refinancing Loans or Extended Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Offer with respect thereto and in full together with accrued interest thereon on the applicable Latest Maturity Date thereof. Loans that are repaid may not be reborrowed. For the avoidance of doubt, the full amount of the Loans (without taking into account any netting of the OID Amount) shall be repaid in accordance with this Section 2.3 and Section 2.4.”

(d)    The reference to the “Amendment No. 1 Effective Date” in Section 2.4(c) of the Credit Agreement is hereby replaced with a reference to the “Amendment No. 2 Effective Date”.

ARTICLE II

Incremental Loans

Section 2.1    Incremental Loan.

(a)    Incremental Commitments. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Article III hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Incremental Lender hereby agrees to make the Incremental Loans to the Borrowers on the Amendment No. 2 Effective Date in a principal amount not to exceed the amount set forth opposite the Incremental Lender’s name in Schedule A attached hereto (the “Incremental Commitments”). The Agent has notified the Incremental Lender of its allocated Incremental Commitment, and the Incremental Lender is a signatory to this Incremental Amendment.

(b)    Loan Increase. The Incremental Loans, once funded, shall constitute Loans that are the same Class as the Initial Loans, and in accordance with Section 2.17(a) of the Credit Agreement, the Incremental Loans and the Loans outstanding under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date (such outstanding Loans, for the purposes of this Incremental Amendment, herein called the “Existing Loans”) shall be treated as the same Class of Loans for all purposes under the Credit Agreement and the other Loan Documents.

(c)    Tax Fungibility. The parties hereto intend that (i) the Arrangement Fees (as defined in the Engagement Letter) will not be treated as reducing the “issue price” of the Incremental Loans and (ii) after giving effect to this Amendment, the Existing Loans will be fungible with the Incremental Loans, in each case, for U.S. federal and applicable state and local income tax purposes.  Unless otherwise required by applicable law, none of the Loan Parties, the Agent or any Lender shall take any tax position inconsistent with the preceding sentence; provided, however, that none of the Loan Parties, the Agent or the Lenders shall be unreasonably impeded in their ability and discretion to negotiate, compromise or settle any audit, examination or other proceeding in connection therewith.

(d)    Incremental Incurrence Basket. The Borrowers hereby acknowledge that all of the Incremental Loans are being incurred under the Incurrence-Based Incremental Amount.

(e)    Use of Proceeds. The Borrowers will use the proceeds of the Incremental Loans (i) for general corporate purposes and (ii) to pay fees and expenses in connection with the foregoing and the preparation and negotiation of this Amendment and the funding of the Incremental Loans.

(f)    Agreements of the Incremental Lender. The Incremental Lender (i) agrees that effective on and at all times after the Amendment No. 2 Effective Date, the Incremental Lender will be bound by all obligations of a Lender under the Credit Agreement, (ii) agrees that on the Amendment No. 2 Effective Date, the Incremental Lender will fund Incremental Loans in Dollars to the Agent for the account of the Borrowers in an amount equal to the Incremental Lender’s Incremental Commitment and (iii) confirms that it has provided the forms to the Borrowers prescribed by the Internal Revenue Service of the United States certifying as to the Incremental Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Incremental Lender under the Credit Agreement and such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty. The Incremental Commitment shall terminate on the Amendment No. 2 Effective Date following the funding to the Borrowers in full in immediately available funds of the Incremental Commitment.

(g)    OID Amount. The Incremental Loans will be funded net of an original issue discount in an amount equal to 1.00% of the aggregate principal amount of the Incremental Loans. For the avoidance of doubt, the full amount of the Incremental Loans (without taking into account any netting of the OID Amount occurring on the Amendment No. 2 Effective Date) shall be repaid under the Credit Agreement (including, without limitation, in accordance with Sections 2.3 and 2.4 of the Credit Agreement) and interest shall be payable on the full amount of the Incremental Loans (without taking into account any netting of the OID Amount occurring on the Amendment No. 2 Effective Date) in accordance with Section 2.5 of the Credit Agreement.

(h)    Credit Agreement Governs. Except as otherwise stated herein, the terms of the Incremental Loans shall be the same as the terms of the Existing Loans as set forth in the Credit Agreement. Incremental Loans that are repaid may not be reborrowed.

(i)    Pari Passu; Maturity; Amortization. The Incremental Loans shall rank pari passu in right of payment and of security with the Existing Loans and mature on the same date that the Existing Loans mature. For the avoidance of doubt, (i) the Incremental Loans shall share in mandatory prepayments of Loans under Section 2.4(b) of the Credit Agreement on a pro rata basis with the Existing Loans and in voluntary prepayments of Loans under Section 2.4(a) of the Credit Agreement on a pro rata basis with the Existing Loans and (ii) the amortization set forth in Section 2.3 of the Credit Agreement shall apply to the Incremental Loans and Existing Loans.

(j)    Interest Period; Interest Rate. The Incremental Loans shall be initially incurred pursuant to a single borrowing of SOFR Loans, with such borrowing to be subject to an Interest Period which commences on the Amendment No. 2 Effective Date and ends on the last day of the Interest Period applicable to the Existing Loans. The Incremental Loans shall bear interest in accordance with the Credit Agreement as hereby amended. The Agent shall record the Incremental Loans in the Register, and the principal amounts and stated interest of the Incremental Loans owing to the Incremental Lender and its subsequent permitted assignees.

ARTICLE III

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Agent):

(a)    Counterparts. The Agent (or its counsel) shall have received from (i) the Incremental Lender, (ii) the Agent and (iii) each Loan Party, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Agent (which may include the electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b)    KYC. The Borrowers and each of the Guarantors shall have provided the documentation and other information reasonably requested in writing at least five (5) days prior to the Amendment No. 2 Effective Date by the Lenders as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the requirements of the Beneficial Ownership Regulation, in each case at least one (1) Business Day prior to the Amendment No. 2 Effective Date (or such shorter period as the Agent shall otherwise agree);

(c)    Closing Certificate. The Borrowers shall have delivered a certificate of an Authorized Person of the Borrowers certifying that at the time of and after giving effect to this Amendment, (A) each of the representations and warranties made by any Loan Party contained in Article 4 of the Credit Agreement and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, (B) no Default or Event of Default shall have occurred and be continuing on such date and (C) certification that the Net Leverage Ratio of the Borrower, as determined on a pro forma basis, does not exceed 2.50 to 1.00.

(d)    Notes. The Agent shall have received, for the account of the Incremental Lender, if requested at least two Business Days in advance of the Amendment No. 2 Effective Date, a Note conforming to the requirements set forth in the Credit Agreement and executed and delivered by a duly authorized officer of the Borrowers.

(e)    Fees and Expenses. The Agent shall have received all Lender Group Expenses due and payable on or prior to the Amendment No. 2 Effective Date, or substantially simultaneously with the effectiveness of this Amendment, including to the extent invoiced at least two Business Days prior thereto, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid to the Agent by the Borrowers under the Credit Agreement. The Borrower shall have paid all fees specified under that certain Engagement Letter, dated as of November 20, 2024, between Holdings and Wells Fargo Securities, LLC (the “Engagement Letter”). All amounts that the Loan Parties are required to pay in this clause (e) may be netted from the Incremental Loans.

(f)    Lien Searches. The Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Agent with respect to the Loan Parties.

(g)    Secretary’s Certificates. Agent shall have received a certificate from the Secretary or other Responsible Officer of Holdings and each Loan Party (i) attesting to the resolutions of Holdings or such Loan Party’s board of directors (or similar governing authority) authorizing its execution, delivery, and performance of this Amendment and the Loan Documents to which it is a party and (ii) attesting to the incumbency and signatures of such specific officers of Holdings or such Loan Party.

(h)    Governing Documents. Agent shall have received copies of Holdings and each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Amendment No. 2 Effective Date, which Governing Documents shall be (i) certified by the Secretary or other Responsible Officer of Holdings or such Loan Party or (ii) certified by the Secretary or other Responsible Officer of Holdings or such Loan Party that no changes have been made to such Governing Documents since the Closing Date.

(i)    Good Standings. Agent shall have received a certificate of status, a certificate of good standing or equivalent with respect to Holdings and each Loan Party, dated within thirty (30) days of the Amendment No. 2 Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Holdings and such Loan Party, which certificate shall indicate that Holdings and such Loan Party is in good standing or its equivalent in such jurisdiction.

(j)    Solvency Certificate. Agent shall have received a certificate of a financial officer that is an Authorized Person of the Par Borrower certifying to the Solvency of Loan Parties taken as a whole as of the Amendment No. 2 Effective Date immediately after giving effect to the transactions contemplated hereby, which such certificate shall be substantially similar to the certificate delivered on the Closing Date.

(k)    Opinions. Agent shall have received an opinion of Baker Botts L.L.P., counsel to Loan Parties and Kobayashi, Sugita & Goda LLP, Hawaii counsel to the Loan Parties, each in form and substance reasonably satisfactory to Agent, but in no event shall such opinion cover matters not included in such opinion on the Closing Date.

(l)    Notice of Borrowing. Agent shall have received a Notice of Borrowing with respect to the Incremental Loans no later than 11:00 a.m. one (1) U.S. Government Securities Business Day prior to the Amendment No. 2 Effective Date. The Borrowers hereby irrevocably authorize the Agent to disburse the proceeds of the Incremental Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrowers in writing.

ARTICLE IV

Miscellaneous

Section 4.1    Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document or any other provision of the Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 2 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 2 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 2 Effective Date, the Credit Agreement as amended hereby.

Section 4.2    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Section 4.3    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. SECTION 11 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED AND SHALL APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.

Section 4.4    Reaffirmation. Each Loan Party hereto expressly acknowledges the terms, existence, validity and enforceability of this Amendment and confirms and reaffirms, as of the date hereof and on the Amendment No. 2 Effective Date, that its guarantee of the Guarantied Obligations (as defined in the Guaranty and Security Agreement) and its grant of Liens on the Collateral to secure the Secured Obligations (as defined in the Guaranty and Security Agreement) pursuant to each Security Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents as amended hereby (including the Amended Credit Agreement) subject to any limitations set out in the Amended Credit Agreement and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, as modified by this Amendment and whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.

Section 4.5    Arranger. Each Amendment No. 2 Arranger, in such capacity, shall benefit from the same protections, immunities, indemnities and exclusions from liability as are conferred in favor of the Joint Lead Arrangers in the Credit Agreement, which shall apply mutatis mutandis.

Section 4.6    Post-Closing Obligations. Within 120 days after the Amendment No. 2 Effective Date (or such longer period as the Agent may reasonably agree), Agent and the applicable Loan Parties shall have (x) received with respect to the existing Mortgages written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Agent) from local counsel to the effect that no modification to such Mortgage is required to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, or (y) entered into such amendments to the Security Documents (including modifications to the Mortgages) and received such opinions and title insurance endorsements and other documentation, in each case as may be reasonably requested by the Agent in connection with the Incremental Loans and the Borrowers shall have delivered such other documents and certificates in connection therewith as may be reasonably requested by the Agent, in each case as are necessary or advisable to maintain in favor of the Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected (subject to Permitted Liens) in accordance with the requirements of, or the obligations of the Loan Parties under, the Credit Agreement, the other Loan Documents and applicable Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

PAR PACIFIC HOLDINGS, INC.

By:
Name:	Shawn D. Flores
Title:	Chief Financial Officer

PAR PETROLEUM, LLC
PAR PETROLEUM FINANCE CORP.
PAR TACOMA, LLC
U.S. OIL & REFINING CO.
MCCHORD PIPELINE CO.
USOT WA, LLC
PAR HAWAII REFINING, LLC
HERMES CONSOLIDATED, LLC
WYOMING PIPELINE COMPANY LLC
PAR HAWAII, LLC
PAR HAWAII SHARED SERVICES, LLC
PAR MONTANA, LLC
PAR ROCKY MOUNTAIN MIDSTREAM, LLC

By:
Name:	Shawn D. Flores
Title:	Chief Financial Officer

[Signature Page to Par Amendment No. 2 to Term Loan Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent and Incremental Lender

By:
Name:
Title:

[Signature Page to Par Amendment No. 2 to Term Loan Credit Agreement]